UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 17, 2011

HEMISPHERX BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27072 (Commission File Number)	52-0845822 (IRS Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders for 2010 was held on March 17, 2011.  Since last year’s meeting had a low turnout of approximately 40%, we lowered the quorum for this meeting to 33.33%.  However as a result of Management actively working to reach our European stockholders, that own approximately 40% of the outstanding shares, we surpassed the minimum quorum requirement with 53.12% of our outstanding shares voted.  At the meeting, stockholders approved the following:

Election of Directors:

Nominees	For	Withheld	Broker Non-Votes

William A. Carter	24,497,056	7,527,596	39,814,489
Richard C. Piani	24,552,034	7,472,618	39,814,489
William M. Mitchell	30,510,865	1,513,787	39,814,489
Iraj-Eqhbal Kiani	24,847,404	7,177,848	39,814,489
Thomas K. Equels	30,376,439	1,648,213	39,814,489

Ratification of the appointment of McGladrey & Pullen, LLP as our independent accountants:

For:  69,261,327                                           Against:  1,983,495                                           Abstain:  594,319.

In addition, stockholders voted as follows with regard to the two non-binding advisory resolutions:

1.           Approval of compensation of our Named Executive Officers:

For: 13,817,525     Against: 13,137,967     Abstain: 5,069,160     Broker Non-Votes: 39,814,489

2.           The frequency of when Stockholders be given the right to approve, in a non-binding resolution, executive compensation of Named Executive Officers:

Three Years: 11,205,557    Two Years: 538,277    One Year: 14,201,895    Abstain: 6,078,923

Total shares voted: 71,839,141 out of 135,241,609 eligible to vote.

For more information, please see the March 22, 2011 press released filed as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated March 22, 2011

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2009

HEMISPHERX BIOPHARMA, INC.

/s/ William A. Carter
William A. Carter, M.D.,
Chief Executive Officer

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